Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 282 to Registration Statement No. 002-90946 on Form N-1A of our reports dated as indicated on the attached Schedule A, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, certain of the funds constituting Eaton Vance Mutual Funds Trust (the “Trust”), and the Portfolios listed on the attached Schedule A, appearing in the Annual Reports on Form N-CSR of the Trust for the year ended December 31, 2016, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 26, 2017

Schedule A

Eaton Vance Mutual Funds Trust

Report Date

Fund Name

February 22, 2017

Eaton Vance Stock Fund

February 22, 2017

Eaton Vance Tax-Managed Growth Fund 1.1

February 22, 2017

Eaton Vance Tax-Managed Growth Fund 1.2

February 24, 2017

Parametric Commodity Strategy Fund

Portfolios whose financial statements are included in one or more of the above Funds’ annual reports for the year ending December 31, 2016:

Report Date

Portfolio Name

February 22, 2017

Stock Portfolio

February 22, 2017

Tax-Managed Growth Portfolio